                                                                    Exhibit 4.22

                             THIRD AMENDMENT TO THE
                           FOURTH AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This THIRD AMENDMENT to the Fourth Amendment and Restated Revolving Credit and Term Loan Agreement, dated as of August 29, 1997 ("Third Amendment"), by and among (a) Griffith Consumers Company, Carl King, Inc., and Shore Stop Corporation, each a Delaware corporation, (collectively, the "Borrowers"), (b) BankBoston, N.A. (formerly known as The First National Bank of Boston), The Travelers Insurance Company, The Travelers Indemnity Company, Senior Debt Portfolio, Riggs Bank N.A., CypressTree Investment Management Company, Inc., CypressTree Investment Partners I, Ltd. ("CypressTree I"), and Deeprock & Company (collectively, the "Banks"), and (c) BankBoston, N.A. as agent for the Banks (the "Agent").

      WHEREAS, the Borrowers, the Banks (other than CypressTree Investment Management Company, Inc. ("CypressTree"), and Deeprock & Company ("Deeprock")) and the Agent are parties to that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 8, 1996 (as amended and in effect prior to giving effect to this Amendment, the "Credit Agreement"); and

      WHEREAS, each of CypressTree, and Deeprock wishes to become a party to the Credit Agreement with all of the rights, privileges, and obligations of a "Bank" thereunder and the other Banks wish to consent to CypressTree, CypressTree I, and Deeprock so becoming such a party to the Credit Agreement; and

      WHEREAS, the Borrowers have requested and the Banks have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Credit Agreement;

      NOW, THEREFORE, the Borrowers, the Banks and the Agent hereby covenant and agree as follows:

      ss.1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      ss.2. Amendment to the Credit Agreement.

      (a) Section 1.1 (Definitions) of the Credit Agreement is hereby further amended by adding or replacing in their entirety the following terms in the appropriate places in the alphabetical sequence thereof;

            Amendment Closing Date. ___________ __, 1997.

            Cash Flow Percentage. 75%.

            Revolving Credit Maturity Date. (a) June 30, 2000, or (b) December 31, 2000, if all of the Banks listed on Schedule 1(a), in their sole discretion, shall agree to extend the Revolving Credit Maturity Date for an additional six months upon the written request of the Borrowers delivered after July 8, 1998, but prior to January 1, 2000.

            Term Loan C. The term loans in an aggregate principal amount outstanding of $29,750,000 as of the Amendment Closing Date after giving effect to the transactions contemplated by the Third Amendment, which loans were made by the Banks listed on Schedule 1(b) to the Borrowers in an amount equal with respect to each such Bank to such Bank's Term Loan C Aggregate Amount and which are evidenced by Term Notes C.

            Term Loan C Additional Amount. With respect to each Bank listed on
      Schedule 1(b), the term loans to be made by such Bank to the Borrowers on the Amendment Closing Date pursuant to the terms and conditions of the Third Amendment in the amount set forth opposite such Bank's name on
      Schedule 1(b) hereto under the column Term Loan C Additional Amount.

            Term Loan C Aggregate Amount. With respect to each Bank listed on
      Schedule 1(b), that amount set forth opposite such Bank's name in Schedule 1(b) hereto under the column Term Loan C Aggregate Amount.

            Third Amendment. The Third Amendment to the Credit Agreement dated as of the Amendment Closing Date by and among the Borrowers, the Banks and the Agent.

            (b) Section 3.3 (Mandatory Loan Reduction Period) of the Credit Agreement is hereby amended by inserting after the phrase "commencing with the Calendar Year 1995" the following phrase: "but not including Calendar Year 1997".

            (c) Section 4.1 (Commitment to Lend) of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

            Subject to the terms and conditions set forth in the Third Amendment, each Bank listed on Schedule 1(b) agrees to lend to the Borrowers on the Amendment Closing Date its Term Loan C Additional Amount.

            (d) Section 4.2.3 (Term Note C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            4.2.3. Term Note C. Term Loan C shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit J-3 hereto (each a "Term Note C"), dated the Amendment Closing Date and completed with appropriate insertions. One Term Note C shall be payable to the order of each Bank listed on Schedule 1(13) in a principal amount equal to such Bank's Term Loan C Aggregate Amount and representing the joint and several obligation of the Borrowers to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan C Commitment Percentage of Term Loan C, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan C Commitment Percentage of Term Loan C and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note C an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note C to make payments of principal of and interest on any Term Note C when due.

      (e) Section 4.3.1 (Term Loan A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            4.3.1. Term Loan A. Term Loan A shall be paid in the principal amount of $14,750,000 on the Amendment Closing Date.

      The remaining balance of $1,350,000 shall be paid in consecutive quarterly installments, with each quarterly payment in a given Fiscal Year equal to the amount set forth opposite such Fiscal Year in the table below, such installments to be due and payable on the last day of each fiscal quarter commencing on September 30, 1997 and ending on December 31, 2000, with a final additional payment on December 31, 2000 in an amount equal to the remaining unpaid principal balance (if any) of Term Loan A.

--------------------------------------------------------------------------------
     Fiscal Year Ending in June of        Quarterly Payments     Annual Total
     -----------------------------        ------------------     ------------
--------------------------------------------------------------------------------
     1998                                    $ 90,146.25          $  360,585
--------------------------------------------------------------------------------
     1999                                    $ 90,146.25          $  360,585
--------------------------------------------------------------------------------
     2000                                    $104,827.50          $  419,310
--------------------------------------------------------------------------------
     2001 (Sept. 30, 2000, Dec. 31, 2000)    $104,760.00          $  209,520
                                                                  ==========
--------------------------------------------------------------------------------
                                                                  $1,350,000

      (f) Section 4.3.2 (Term Loan B) of the Credit Agreement is hereby amended by substituting the following table for the table currently set forth therein:

--------------------------------------------------------------------------------
     Fiscal Year Ending in June of        Quarterly Payments     Annual Total
     -----------------------------        ------------------     ------------
--------------------------------------------------------------------------------
     1998                                     $  250,000         $ 1,000,000
--------------------------------------------------------------------------------
     1999                                     $  250,000         $ 1,000,000
--------------------------------------------------------------------------------
     2000                                     $  437,500         $ 1,750,000
--------------------------------------------------------------------------------
     2001                                     $1,500,000         $ 6,000,000
--------------------------------------------------------------------------------
     2002                                     $2,000,000         $ 8,000,000
--------------------------------------------------------------------------------
     2003 (Sept. 30, 2002, Dec. 31, 2002)     $  625,000         $ 1,250,000
                                                                  ==========
--------------------------------------------------------------------------------
                                                                 $19,000,000

      (g) Section 4.3.3 (Term Loan C) of the Credit agreement is hereby amended by substituting the following table for the table currently set forth therein:

--------------------------------------------------------------------------------
     Fiscal Year Ending in June of        Quarterly Payments     Annual Total
     -----------------------------        ------------------     ------------
--------------------------------------------------------------------------------
     1998                                     $   62,500         $   250,000
--------------------------------------------------------------------------------
     1999                                     $  125,000         $   500,000
--------------------------------------------------------------------------------
     2000                                     $  125,000         $   500,000
--------------------------------------------------------------------------------
     2001                                     $  187,500         $   750,000
--------------------------------------------------------------------------------
     2002                                     $  187,500         $   750,000
--------------------------------------------------------------------------------
     2003                                     $2,750,000         $11,000,000
--------------------------------------------------------------------------------
     2004 (Sept. 30, 2003, Dec. 31, 2003)     $8,000,000         $16,000,000
                                                                  ==========
--------------------------------------------------------------------------------
                                                                 $29,750,000

      (h) Section 9.12 (Use of Proceeds) of the Credit Agreement is hereby amended by inserting the following sentence to the end of such section:

      The Borrowers will use the proceeds of Term Loan C advanced on the Amendment Closing Date to repay Term Loan A in an amount equal to $14,750,000, and to pay certain fees and expenses incurred in connection with the Third Amendment.

      (i) The table in Section 11.1 (Debt Service Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

--------------------------------------------------------------------------------
           Period of Four Consecutive
           Fiscal Quarters ending:                           Ratio
           -----------------------                           -----
--------------------------------------------------------------------------------
           6/30/96, 9/30/96 and 12/31/96                     1.10:1.00
--------------------------------------------------------------------------------
           3/31/97                                           0.85:1.00
--------------------------------------------------------------------------------
           6/30/97 and 9/30/97                               0.90:1.00
--------------------------------------------------------------------------------
           12/31/97                                          0.98:1.00
--------------------------------------------------------------------------------
           3/31/98                                           1.10:1.00
--------------------------------------------------------------------------------
           6/30/98 and thereafter                            1.20:1.00
--------------------------------------------------------------------------------

      (j) The table in Section 11.2 (Cash Flow Ratio) of the Credit Agreement is hereby amended and restated in its entirety as set forth below.

--------------------------------------------------------------------------------
           Period of Four Consecutive
           ------ -- ---- -----------
           Fiscal Quarters ending:                           Ratio
           ------ -------- -------                           -----
--------------------------------------------------------------------------------
           6/30/96 and 9/30/96                               1.000:1.00
--------------------------------------------------------------------------------
           12/31/96                                          0.850:1.00
--------------------------------------------------------------------------------
           3/31/97                                           0.770:1.00
--------------------------------------------------------------------------------
           6/30/97                                           0.810:1.00
--------------------------------------------------------------------------------
           9/30/97                                           0.830:1.00
--------------------------------------------------------------------------------
           12/31/97                                          0.900:1.00
--------------------------------------------------------------------------------
           3/31/98                                           1.000:1.00
--------------------------------------------------------------------------------
           6/30/98 and thereafter (inclusive)                1.10:1.0
--------------------------------------------------------------------------------

      (k) Section 11.7 (Minimum Consolidated EBITDA) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:.

            The Borrowers will not permit Consolidated EBITDA for each period consisting of four consecutive fiscal quarters of the Borrowers ending on a date set forth in the table below to be less than the amount set forth opposite the relevant period in the table below:

--------------------------------------------------------------------------------
           Period of Four Consecutive Fiscal                Minimum Consolidated
           ------ -- ---- ----------- ------                ------- ------------
           Quarters ending:                                 EBITDA
           -------- -------                                 ------
--------------------------------------------------------------------------------
           June 30, 1997                                    $15,000,000
--------------------------------------------------------------------------------
           December 31, 1997                                $16,000,000
--------------------------------------------------------------------------------
           March 31, 1998                                   $17,500,000
--------------------------------------------------------------------------------
           June 30, 1998 and thereafter                     $18,000,000
--------------------------------------------------------------------------------

      (l) Section 11 of the Credit Agreement is hereby amended by inserting the following new Section 11.8:

            11.8. Consolidated EBITDA to Consolidated Total Interest Expense. The Borrowers will not permit the ratio of (a) Consolidated EBITDA for each period consisting of four consecutive fiscal quarters of the Borrowers ending on a date set forth in the table below, commencing with the four quarter period ending March 31, 1998, to (6) Consolidated Total Interest Expense for such period, to be less than the amount set forth opposite the relevant date in the table below:

--------------------------------------------------------------------------------
                  Period                              Ratio
                  ------                              -----
--------------------------------------------------------------------------------
                  3/31/98                           1.75:1.00
--------------------------------------------------------------------------------
            6/30/98 and thereafter                  1.80:1.00
--------------------------------------------------------------------------------

      (m) Schedule 1 to the Credit Agreement is hereby deleted in its entirety and Schedule 1 attached hereto is substituted therefore.

      (n) Schedule 1(b) to the Credit Agreement is hereby deleted in its entirety and Schedule 1(b) attached hereto is substituted therefor.

      ss.3. Conditions to Effectiveness to Amendment. This Amendment shall become effective upon satisfaction of each of the following conditions precedent on the Amendment Closing Date:

      (a) receipt by the Agent of this Amendment, executed and delivered by each of the Borrowers, the Agent and the Banks;

      (b) execution and delivery by the Borrowers to each of the Banks listed on
Schedule 1(b) to the Credit Agreement which either hold or will be advancing any portion of Term Loan C, a Term Note C in the form of Exhibit J-3 to the Credit Agreement in an amount equal to such Bank's Term Loan C Commitment Percentage of $29,750,000;

      (c) receipt by the Agent of an opinion of counsel to the Borrowers, in form and substance satisfactory to the Agent;

      (d) execution and delivery by each of CypressTree and Deeprock to the Agent of an Instrument of Accession substantially in the form of Exhibit A attached hereto;

      (e) a certificate of the Secretary of State of Delaware as to the legal existence and good standing of each Borrower;

      (f) a certificate of an officer of each of the Borrowers certifying as to
(i) no changes to such Borrower's charter and bylaws since July 8, 1996, (ii) the resolutions of the Board of Directors of such Borrower authorizing and approving the execution, delivery and performance of this Amendment and the other documents contemplated hereby and (iii) the incumbency and signature of officers authorized to execute and deliver this Amendment and the other documents contemplated hereby; and

      (g) payment of a closing fee in the amount of $157,750 for the pro rata account of each Bank in accordance with each Bank's percentage interest in the sum of (i) the Revolving Credit Commitments plus (ii) the aggregate principal amount of the Term Loans outstanding after giving effect to the transactions contemplated by this Amendment.

      ss.4. Affirmation of the Borrowers. Each of the Borrowers hereby affirms all of its obligations under the Credit Agreement, as amended hereby, and the Notes (including the new Term Notes C delivered pursuant hereto) and under each of the other Loan Documents to which it is a party and hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement, as amended hereby. Each of the Borrowers hereby represents, warrants and confirms that the Obligations, as amended hereby, are and remain secured pursuant to the Security Documents.

      ss.5. Consent by Banks.

      (a) Upon execution and delivery of an Instrument of Accession (substantially in the form of Exhibit A attached hereto) by each of Cypress Tree and Deeprock and the effectiveness of this Amendment, each of the Banks shall be deemed to have agreed that CypressTree and Deeprock shall become "Banks," as such term is used in the Credit Agreement, with all of the rights, privileges, and obligations of "Banks" under the Credit Agreement and Loan Documents.

      (b) Each of the Banks hereby consents to the application of the proceeds of Term Loan C to prepay Term Loan A in the aggregate amount of $14,750,000, prior to the pre-payment of Term Loan B and Term Loan C.

      ss.6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Banks and the Agent as follows:

      (a) Representations and Warranties. The representations and warranties contained in ss.8 of the Credit Agreement were true and correct in all material respects when made. The representations and warranties contained in ss.8 of the Credit Agreement, after giving effect to this Amendment, are true and correct on the date hereof, except (i) for those representations and warranties which relate specifically to a particular date, which representations and warranties were true and correct as of such date and (ii) as otherwise disclosed in writing by the Borrowers to each of the Banks and the Agent subsequent to the Closing Date.

      (b) Authority. The execution and delivery by each Borrower of this Amendment and the new Term Notes C to be delivered hereunder, and the performance by each Borrower of this Amendment, such new Notes and the Credit Agreement, as amended hereby, (i) are within the corporate authority of such Borrower, (ii) have been duly authorized by all necessary corporate proceedings,
(iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of such Borrower or any agreement or other instrument binding upon such Borrower.

      (c) Enforceability. This Amendment, the new Term Notes C to be delivered hereunder and the Credit Agreement, as amended hereby, are valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms and provisions, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      (d) No Default. No Default or Event of Default exists or will exist after giving effect to the execution and delivery of this Amendment.

      ss.7. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged, and the terms and conditions of the Credit Agreement as amended hereby and the other Loan Documents remain in full force and effect.

      ss.8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      ss.9. Miscellaneous. This Amendment shall be deemed to be a contract under seal under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrowers agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment, including reasonable legal fees.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     GRIFFITH CONSUMERS
                                     COMPANY


                                     By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                     Title: Secretary Treasurer & Vice President

                                     CARL KING, INC.


                                     By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                     Title: Vice President

                                     SHORE STOP CORPORATION


                                     By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                     Title: Vice President

                                     BANKBOSTON, N.A. (formerly known as
                                     The First National Bank Of Boston),
                                         individually and as Agent


                                     By:
                                        ----------------------------------------
                                     Title:

                                     THE TRAVELERS INSURANCE COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:

                                     THE TRAVELERS INDEMNITY COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     GRIFFITH CONSUMERS
                                     COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:

                                     CARL KING, INC.


                                     By:
                                        ----------------------------------------
                                     Title:

                                     SHORE STOP CORPORATION


                                     By:
                                        ----------------------------------------
                                     Title:

                                     BANKBOSTON, N.A. (formerly known as
                                     The First National Bank Of Boston),
                                         individually and as Agent


                                     By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                     Title: Vice President

                                     THE TRAVELERS INSURANCE COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:

                                     THE TRAVELERS INDEMNITY COMPANY


                                     By:
                                        ----------------------------------------
                                     Title: